SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 3, 2011

NATURAL RESOURCE PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-31465	35-2164875
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation or organization	Number)	Identification No.)

601 Jefferson, Suite 3600
Houston, Texas	77002
(Address of principal executive	(Zip code)
offices)
Registrant’s telephone number, including area code: (713) 751-7507
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation.
Issuance of Senior Notes
     On October 3, 2011, NRP (Operating) LLC, a wholly owned subsidiary of Natural Resource Partners L.P., issued $50 million of 5.18% Series K Senior Notes that mature on December 1, 2026. The senior notes were issued pursuant the Fourth Supplement to Note Purchase Agreements, dated April 20, 2011. The proceeds from the issuance of the notes will be used to fund future acquisitions, including the remaining balance of the Hillsboro acquisition from the Cline Group.
     The Series K notes have semi-annual interest payments beginning December 1, 2011 and equal annual principal payments starting December 1, 2014. The senior notes are unsecured and are guaranteed by subsidiaries of NRP Operating. This completes the private placement of senior notes announced in April 2011.
     The Fourth Supplement to Note Purchase Agreements was filed as Exhibit 4.1 to the Current Report on Form 8-K on April 21, 2011. The form of Series K Senior Note is attached to this Form 8-K as Exhibit 4.1. The press release announcing the issuance of the notes is attached to this Form 8-K as Exhibit 99.1.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (c) Exhibits

4.1	Form of Series K Note
99.1	Natural Resource Partners L.P. press release dated as of October 3, 2011.

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P. (Registrant)

By:	NRP (GP) LP
its General Partner

By:	GP Natural Resource Partners LLC
its General Partner

/s/ Wyatt L. Hogan Wyatt L. Hogan
Vice President and General Counsel
     Dated: October 3, 2011